UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event report) June 6, 2018

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-11299	ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000	72-1229752

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

INTRODUCTORY NOTE

Entergy Corporation (the “Company”) is filing this Current Report on Form 8-K to report that:

(1)     on June 6, 2018, the Company entered into:

•	separate forward sale agreements, each as described below, relating to an aggregate of 13,289,037 shares of its common stock, par value $0.01 per share (“Common Stock”); and

•	an underwriting agreement, as described below, related to the public offering and sale of an aggregate of 13,289,037 shares of Common Stock; and

(2)     on June 7, 2018:

•	the underwriters described below exercised an over-allotment option under the above-referenced underwriting agreement to purchase an additional 1,993,355 shares of Common Stock; and

•	the Company entered into additional separate forward sales agreements, each as described below, relating to an aggregate of 1,993,355 shares of Common Stock.

This Current Report on Form 8-K is also being filed to report that on June 11, 2018, the Company closed the offering of Common Stock described herein, and to include, as exhibits, certain documents executed in connection with the offering of Common Stock described herein.

Item 1.01 Entry into a Material Definitive Agreement.

On June 6, 2018, the Company entered into forward sale agreements with each of Morgan Stanley & Co. LLC (“Morgan Stanley”), Goldman Sachs & Co. LLC (“Goldman Sachs”), and JPMorgan Chase Bank, National Association London Branch (“JPMorgan Chase”) (each, a “Forward Purchaser”), relating to an aggregate of 13,289,037 shares of Common Stock (each, a “Forward Sale Agreement”). On June 7, 2018, pursuant to the exercise of the over-allotment option described below, the Company and the Forward Purchasers entered into additional forward sale agreements relating to an aggregate of 1,993,355 shares of Common Stock (each, an “Additional Forward Sale Agreement” and, unless the context otherwise requires, the term Forward Sale Agreement as used in this Current Report on Form 8-K includes each Additional Forward Sale Agreement).

In connection with the Forward Sale Agreements, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Morgan Stanley, Goldman Sachs and J.P. Morgan Securities LLC as the representatives of the underwriters named therein (the “Underwriters”), and Morgan Stanley, Goldman Sachs and JPMorgan Chase as forward sellers (the “Forward Sellers”), pursuant to which the Forward Sellers sold to the Underwriters an aggregate of 15,282,392 shares of Common Stock. As contemplated by the Forward Sale Agreements, the Forward Sellers borrowed from third parties all such shares of Common Stock.

Each Forward Sale Agreement provides for settlement on a settlement date or dates to be specified at the Company’s discretion on or prior to June 7, 2019. On a settlement date or dates, if the Company decides to physically settle a Forward Sale Agreement, it will issue shares of Common Stock to the relevant Forward Purchaser at the then-applicable forward sale price. The forward sale price will initially be $74.45 per share. Each Forward Sale Agreement provides that the initial forward sale price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread, and will be decreased by an amount per share specified in such Forward Sale

Agreement on each of certain dates specified in such Forward Sale Agreement. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price for such day.

Except under limited circumstances described below, the Company has the right to elect physical settlement, net share settlement or cash settlement under a Forward Sale Agreement for all or a portion of its obligations under a Forward Sale Agreement. If the Company decides to physically settle or net share settle a Forward Sale Agreement, delivery of shares of Common Stock by us to the Forward Purchasers upon any physical settlement or net share settlement of such Forward Sale Agreement will result in dilution to the Company’s earnings per share. If the Company elects cash or net share settlement for all or a portion of the shares of Common Stock underlying a Forward Sale Agreement, the Company would expect the relevant Forward Purchaser or one of its affiliates to repurchase a number of shares of Common Stock equal to the portion for which the Company elects cash or net share settlement in order to satisfy its obligation to return the shares of Common Stock such Forward Purchaser had borrowed in connection with sales of Common Stock and, if applicable in connection with net share settlement, to deliver shares of Common Stock to the Company. If the market value of Common Stock at the time of such purchase is above the forward sale price at that time, the Company will pay or deliver, as the case may be, to the relevant Forward Purchaser under its Forward Sale Agreement, an amount in cash, or a number of shares of Common Stock with a market value, equal to such difference. Conversely, if the market value of Common Stock at the time of such purchase is below the forward sale price at that time, such Forward Purchaser will pay or deliver, as the case may be, to the Company under its Forward Sale Agreement, an amount in cash, or a number of shares of Common Stock with a market value, equal to such difference.

In certain circumstances, each Forward Purchaser will have the right to accelerate its Forward Sale Agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant events) and require the Company to physically settle its Forward Sale Agreement on a date specified by such Forward Purchaser. These circumstances include:

•
in the good faith, commercially reasonable judgment of such Forward Purchaser, it or its affiliate is unable to borrow a number of shares of Common Stock equal to the number of shares to be delivered by the Company upon physical settlement of its forward sale agreement or it or its affiliate is unable to borrow such number of shares at a rate equal to or less than an agreed maximum stock loan rate;

•
the Company declares any dividend or distribution on shares of Common Stock payable in (i) cash in excess of a specified amount (other than an extraordinary dividend), (ii) securities of another company, or (iii) any other type of securities (other than Common Stock), rights, warrants or other assets for payment (cash or other consideration) at less than the prevailing market price, as reasonably determined by such Forward Purchaser;

•	certain ownership thresholds applicable to such Forward Purchaser are exceeded;

•
an event is announced that, if consummated, would result in an extraordinary event (as defined in the Forward Sale Agreements) including, among other things, certain mergers and tender offers, as well as certain events such as a delisting of Common Stock (each as more fully described in the Forward Sale Agreements); or

•	certain other events of default or termination events occur, including, among other things, any material misrepresentation made by the Company in connection with its entry into such Forward

Sale Agreement, its bankruptcy (except as described below) or certain changes in law (each as more fully described in the Forward Sale Agreements).

The foregoing description of each of the Forward Sale Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of each such Forward Sale Agreement, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 hereto respectively.

Item 8.01 Other Events.

On June 6, 2018, the Company entered into the Underwriting Agreement with the Underwriters and the Forward Sellers, relating to the registered public offering and sale by the Forward Sellers of 13,289,037 shares of Common Stock.
On June 7, 2018, the Underwriters exercised in full their over-allotment option to purchase an additional 1,993,355 shares of the Common Stock pursuant to the Underwriting Agreement. In connection therewith, the Company and each of the Forward Purchasers entered into Additional Forward Sale Agreements relating to such number of shares, documented under individual confirmations.
On June 11, 2018, 15,282,392 shares of Common Stock were borrowed from third parties and sold to the Underwriters by the Forward Sellers.
The description of the Underwriting Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Underwriting Agreement, which is filed as Exhibit 1.1 below.
In connection with the offering of the Common Stock, the Common Stock was registered under the Securities Act of 1933 pursuant to Registration Statement No. 333-213335.
In connection with the issuance and sale of the shares of Common Stock, the Company is also filing a legal opinion regarding the validity of the shares of Common Stock as Exhibit 5.1 for the purpose of incorporating the opinion into the Company’s registration statement.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits have been filed herewith:

Exhibit Index
Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement, dated June 6, 2018, by and among the Company, the Underwriters and the Forward Sellers.
5.1	Opinion of Morgan, Lewis & Bockius LLP.
10.1	Confirmation of Forward Sale Transaction, dated June 6, 2018, between the Company and Morgan Stanley in its capacity as a Forward Purchaser.
10.2	Confirmation of Forward Sale Transaction, dated June 6, 2018, between the Company and Goldman Sachs in its capacity as a Forward Purchaser.
10.3	Confirmation of Forward Sale Transaction, dated June 6, 2018, between the Company and JPMorgan Chase, in its capacity as a Forward Purchaser.
10.4	Confirmation of Additional Forward Sale Transaction, dated June 7, 2018, between the Company and Morgan Stanley in its capacity as a Forward Purchaser.
10.5	Confirmation of Additional Forward Sale Transaction, dated June 7, 2018, between the Company and Goldman Sachs in its capacity as a Forward Purchaser.
10.6	Confirmation of Additional Forward Sale Transaction, dated June 7, 2018, between the Company and JPMorgan Chase, in its capacity as a Forward Purchaser.
23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation
By: /s/ Steven C. Neal
Steven C. McNeal Vice President and Treasurer

Dated: June 11, 2018